UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47669 Fremont Boulevard Fremont, CA 94538	73-1721486
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

John H. Quigley

President and Chief Executive Officer

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

(Name and address of agent for service)

Copy to:

Allison Leopold Tilley, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street

Palo Alto, CA 94304

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under Ikanos’ Amended and Restated 2004 Equity Incentive Plan	2,996,880 shares	$1.16	$3,476,381	$404
Common Stock, par value $0.001 per share, issuable under Ikanos’ 2004 Employee Stock Purchase Plan	1,500,000 shares	$1.16	$1,740,000	$203
Total Registration Fee	N/A	N/A	N/A

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of Common Stock as reported on the The NASDAQ Global Market on March 29, 2011.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

Item 2.	Registration Information and Employee Program Annual Information.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission, or the SEC, on March 26, 2010 (File No. 333-165735), March 11, 2009 (File No. 333-157842), January 28, 2008 (File No. 333-148896), February 5, 2007 (File No. 333-140455), June 20, 2006 (333-135167) and September 28, 2005 (File No. 333-128645) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein.

1.	Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.

2.	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-51532) filed with the SEC on September 19, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including all material incorporated by reference therein and any subsequently filed amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.	Exhibits

Exhibit Number	Document

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 30th day of March, 2011.

IKANOS COMMUNICATIONS, INC.

By:	/S/ JOHN H. QUIGLEY
John H. Quigley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Quigley and Dennis Bencala, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-facts and agents, or his substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date
/S/ JOHN H. QUIGLEY John H. Quigley	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2011

/S/ DENNIS BENCALA Dennis Bencala	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)	March 30, 2011

/S/ DIOSDADO BANATAO Diosdado Banatao	Chairman of the Board and Director	March 30, 2011

/S/ DANIAL FAIZULLABHOY Danial Faizullabhoy	Director	March 30, 2011

/S/ FREDERICK M. LAX Frederick M. Lax	Director	March 30, 2011

/S/ R. DOUGLAS NORBY R. Douglas Norby	Director	March 30, 2011

/S/ GEORGE PAVLOV George Pavlov	Director	March 30, 2011

/S/ JAMES SMAHA James Smaha	Director	March 30, 2011

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

3